EXHIBIT 23.1
            STEEL TECHNOLOGIES INC.

       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Steel Technologies Inc. and Subsidiaries on Form S-8 (File Nos. 333-66318, 333-21279 and 333-21359) of our reports dated October 24, 1997, on our audits of the consolidated financial statements and financial statement schedule of Steel Technologies Inc. and Subsidiaries as of September 30, 1997 and 1996 and for the years ended September 30, 1997, 1996 and 1995, which reports are incorporated by reference and included in this Annual Report on Form 10-K.


/s/ COOPERS & LYBRAND
    -----------------
    Coopers & Lybrand



Louisville, Kentucky
December 22, 1997